Exhibit 23.1

PricewaterhouseCoopers LLP

Chartered Accountants

1809 Barrington Street, Suite 600

Halifax, Nova Scotia

Canada B3J 3K8

Telephone +1 (902) 491 7400

Facsimile +1 (902) 422 1166

The Board of Directors

Compass Capital Limited (formerly Renex Incorporated)

703 – 73 Tacoma Drive

Dartmouth, NS B2W 3Y6

The Board of Directors

Website Pros, Inc. and Website Pros Canada Inc.

National Design Center

Buildings 200

12735 Gran Bay Parkway West

Jacksonville, FL 32258

USA

Dear Sirs:

Subject: Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129406 and No. 333-135101) of our report to the Shareholders dated September 30, 2006, with respect to the financial statements of Renex Incorporated (effective October 3, 2006, Compass Capital Limited) included in the Current Report of Form 8-K of Website Pros, Inc. filed with the Securities and Exchange Commission on December 11, 2006.

Yours very truly,

Chartered Accountants

December 7, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.